INVESTAR

NASDAQ: ISTR

Q4 2025 Investor Presentation

Cautionary Statements

Non-GAAP Financial Measures

This presentation contains financial information determined by methods other than in accordance with generally accepted accounting principles in the United States of America, or GAAP. These measures and ratios include "tangible common equity," "tangible assets," "tangible common equity to tangible assets," "tangible book value per common share," "core noninterest income," "core earnings before noninterest expense," "core noninterest expense," "core earnings before income tax expense," "core income tax expense," "core earnings," "core earnings available to common shareholders," "core efficiency ratio," "core return on average assets," "core return on average common equity," "core basic earnings per common share" and "core diluted earnings per common share." We also present certain average loan, yield, net interest income and net interest margin data adjusted to show the effects of excluding interest recoveries and interest income accretion from the acquisition of loans. Management believes these non-GAAP financial measures provide information useful to investors in understanding Investar's financial results, and Investar believes that its presentation, together with the accompanying reconciliations, provides a more complete understanding of factors and trends affecting Investar's business and allows investors to view performance in a manner similar to management, the entire financial services sector, bank stock analysts and bank regulators. These non-GAAP measures should not be considered a substitute for GAAP basis measures and results, and Investar strongly encourages investors to review its consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names. A reconciliation of the non-GAAP financial measures disclosed in this presentation to the comparable GAAP financial measures is included at the end of the financial statement tables.

Forward-Looking and Cautionary Statements

This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect Investar's current views with respect to, among other things, future events and financial performance, including the potential impacts of its strategies and the anticipated closing and impacts of the Wichita Falls transaction. Investar generally identifies forward-looking statements by terminology such as "outlook," "believes," "expects," "potential," "continues," "may," "will," "could," "should," "seeks," "approximately," "predicts," "intends," "plans," "estimates," "anticipates" or the negative version of those words or other comparable words.

Any forward-looking statements contained in this presentation are based on the historical performance of Investar and its subsidiaries or on Investar's current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by Investar that the future plans, estimates or expectations by Investar will be achieved. Such forward-looking statements are subject to various risks and uncertainties and assumptions relating to Investar's operations, financial results, financial condition, business prospects, growth strategy and liquidity. If one or more of these or other risks or uncertainties materialize, or if Investar's underlying assumptions prove to be incorrect, Investar's actual results may vary materially from those indicated in these statements. Investar does not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements. These factors include, but are not limited to, the following, any one or more of which could materially affect the outcome of future events: (1) the significant risks and uncertainties for our business, results of operations and financial condition, as well as our regulatory capital and liquidity ratios and other regulatory requirements caused by business and economic conditions generally and in the financial services industry in particular, whether nationally, regionally or in the markets in which we operate including heightened uncertainties resulting from recent changing trade and tariff policies that could have an adverse impact on inflation and economic growth at least in the near term; (2) changes in inflation, interest rates, yield curves and interest rate spread relationships that affect our loan and deposit pricing; (3) our ability to successfully execute our strategy focused on consistent, quality earnings through the optimization of our balance sheet, and our ability to successfully execute a long-term growth strategy; (4) our ability to achieve organic loan and deposit growth, and the composition of that growth; (5) our ability to identify and enter into agreements to combine with attractive acquisition candidates, finance acquisitions, complete acquisitions after definitive agreements are entered into, and successfully integrate and grow acquired operations; (6) our potential growth, including our entrance or expansion into new markets, and the need for sufficient capital to support that growth; (7) a reduction in liquidity, including as a result of a reduction in the amount of deposits we hold or other sources of liquidity, which may be caused by, among other things, disruptions in the banking industry similar to those that occurred in early 2023 that caused bank depositors to move uninsured deposits to other banks or alternative investments outside the banking industry; (8) inaccuracy of the assumptions and estimates we make in establishing reserves for credit losses and other estimates; (9) changes in the quality or composition of our loan portfolio, including adverse developments in borrower industries or in the repayment ability of individual borrowers; (10) changes in the quality and composition of, and changes in unrealized losses in, our investment portfolio, including whether we may have to sell securities before their recovery of amortized cost basis and realize losses; (11) the extent of continuing client demand for the high level of personalized service that is a key element of our banking approach as well as our ability to execute our strategy generally; (12) our dependence on our management team, and our ability to attract and retain qualified personnel; (13) the concentration of our business within our geographic areas of operation in Louisiana, Texas and Alabama; (14) risks to holders of our common stock relating to our 6.5% Series A Non-Cumulative Perpetual Convertible Preferred Stock, including, but not limited to dividend preferences to holders of the preferred stock, other conditions with respect to the payment of dividends on our common stock, potential dilution upon conversion of the preferred stock, and liquidation preferences to holders of the preferred stock; (15) increasing costs of complying with new and potential future regulations; (16) new or increasing geopolitical tensions, including resulting from wars in Ukraine and Israel and surrounding areas; (17) the emergence or worsening of widespread public health challenges or pandemics; (18) concentration of credit exposure; (19) any deterioration in asset quality and higher loan charge-offs, and the time and effort necessary to resolve problem assets; (20) fluctuations in the price of oil and natural gas; (21) data processing system failures and errors; (22) risks associated with our digital transformation process, including increased risks of cyberattacks and other security breaches and challenges associated with addressing the increased prevalence of artificial intelligence; (23) risks of losses resulting from increased fraud attacks against us and others in the financial services industry; (24) potential impairment of our goodwill and other intangible assets; (25) the impact of litigation and other legal proceedings to which we become subject; (26) competitive pressures in the commercial finance, retail banking, mortgage lending and consumer finance industries, as well as the financial resources of, and products offered by, competitors; (27) the impact of changes in laws and regulations applicable to us, including banking, securities and tax laws and regulations and accounting standards, as well as changes in the interpretation of such laws and regulations by our regulators; (28) changes in the scope and costs of FDIC insurance and other coverages; (29) governmental monetary and fiscal policies; and (30) hurricanes, tropical storms, tropical depressions, floods, winter storms, droughts and other adverse weather events, all of which have affected Investar's market areas from time to time; other natural disasters; oil spills and other man-made disasters; acts of terrorism; other international or domestic calamities; acts of God; and other matters beyond our control.

Our Company

Investar Holding Corporation is the Bank Holding Company for Investar Bank

- Headquartered in Baton Rouge, LA
- Founded in 2006
- Full service, commercially-oriented community bank
- 36 branches[1] across Alabama, Louisiana and Texas
- Initial public offering and Nasdaq listing in 2014
- Completed 8 whole bank acquisitions[1] and 1 branch transaction
- 49 consecutive quarters of dividends paid; 11 consecutive years of dividend growth

Mission

Investar is a dynamic full service community bank focused on relationships that create value and opportunities for our customers, employees, shareholders and the community served



[1] *Includes Wichita Falls Bancshares, Inc. acquisition that was completed on January 1, 2026.*

2025 Overview

Wichita Falls Transaction

- On July 1, 2025, Investar entered into a definitive agreement to acquire Wichita Falls Bancshares, Inc. headquartered in Wichita Falls, Texas, and its wholly-owned subsidiary, First National Bank. Investar completed the acquisition on January 1, 2026. At December 31, 2025, First National Bank had $1.2 billion in total assets.
- In connection with the transaction, on July 1, 2025, we completed a private placement of 32,500 shares of our newly designated 6.5% Series A Non-Cumulative Perpetual Convertible Preferred Stock with certain institutional and other accredited investors at a price of $1,000 per share, for aggregate gross proceeds of $32.5 million. The net proceeds were $30.4 million, after deducting placement agent fees and other offering related expenses.

Balance Sheet Optimization

- Continued to execute on our strategy of consistent, quality earnings and disciplined capital allocation. We have continued to optimize our mix of interest earning assets, deposits, and other funding sources.
- Our liability sensitive balance sheet is well-positioned in the event of further rate cuts to benefit from the repricing of deposits and short-term borrowings. Our strategy has been to keep our time deposit duration short to allow for rapid repricing in a downward rate environment.
- Variable-rate loans as a percentage of total loans was 38% at December 31, 2025 compared to 32% at December 31, 2024. During 2025, we originated and renewed loans, 73% of which were variable-rate loans, at a 7.1% blended interest rate.

Controlling Noninterest Expense

- Continued to control expenses and made progress towards strategic priorities including optimization of the branch network and digital initiatives.
- GAAP noninterest expense increased $2.7 million, or 4.3%, to $65.7 million for 2025 compared to $63.0 million for 2024. Core noninterest expense[1] increased by $1.4 million, or 2.2%, to $64.2 million for 2025 compared to $62.8 million for 2024. The increase was primarily due to investment in people with an emphasis on our Texas markets to remix and strengthen our balance sheet.

Credit Quality

- Increased focus on underwriting high quality loans that are less susceptible to effects from a potential economic downturn and continued to de-risk the portfolio by proactively exiting credit relationships, primarily commercial real estate relationships, that do not fit this strategy.
- Net recoveries for 2025 were $3.4 million. We recorded a $3.3 million recovery of loans previously charged off as a result of a property insurance settlement related to a loan relationship that became impaired due to Hurricane Ida.

Capital

- Investar's regulatory total capital ratio increased to 14.66%, or 11.7%, at December 31, 2025 compared to 13.13% at December 31, 2024, and we remained well-capitalized.
- Book value per common share increased to $27.63, or 12.5%, at December 31, 2025 compared to $24.55 at December 31, 2024. Tangible book value per common share[1] increased to $23.42, or 15.3%, at December 31, 2025 compared to $20.31 at December 31, 2024.

Shareholder Return

- We repurchased 114,249 shares of our common stock during 2025 at an average price of $19.84 per share, which is a 15% discount to tangible book value per share[1] as of December 31, 2025. At December 31, 2025, we had 381,396 shares remaining authorized for repurchase under our stock repurchase program.
- Increased common stock dividends declared by 6% to $0.435 per common share for 2025 from $0.41 per common share for 2024.

INVESTAR HOLDING CORPORATION

[1] *Non-GAAP financial measure; please see appendix for additional details*

Execution of Strategic Initiatives – 4th Quarter 2025

Balance Sheet Optimization and Capital

- We continued to execute on our strategy of consistent, quality earnings through the optimization of the balance sheet.
- Variable-rate loans as a percentage of total loans was 38% at December 31, 2025. During the 4th quarter of 2025 we originated and renewed loans, 63% of which were variable-rate loans, at a 6.9% blended interest rate.
- We kept duration short on our liabilities to provide flexibility to secure lower cost funding that was accretive to our net interest margin. As a result, our net interest margin improved four basis points to 3.20% during the 4th quarter of 2025. Over the next two quarters, approximately 76% of our legacy retail CD portfolio will reprice, and approximately 91% will reprice over the next three quarters.
- We have closely managed our interest-earning assets to optimize yields in a declining rate environment. The yield on the loan portfolio decreased to 5.99% for the 4th quarter of 2025 compared to 6.03% for the 3rd quarter of 2025 despite the Federal Reserve cutting rates twice during the 4th quarter of 2025.
- We exited the consumer mortgage loan origination business during the 3rd quarter of 2023. The consumer mortgage portfolio decreased $18.0 million, or 7.4%, to $224.5 million at December 31, 2025 compared to $242.5 million at December 31, 2024.
- We remain focused on building capital levels through organic earnings coupled with strategic management of the balance sheet, including a disciplined pace of share repurchases. We repurchased 28,470 shares of our common stock during the 4th quarter of 2025 at an average price of $23.94 per share.

Credit Quality

- Nonperforming assets to total assets was 0.45% at December 31, 2025 compared to 0.44% at September 30, 2025. The allowance for credit losses to nonperforming loans was 284.5% at December 31, 2025 compared to 344.7% at September 30, 2025.
- Net recoveries during the 4th quarter of 2025 were $44,000.
- We continued our strategy to originate high quality loans that we believe are less susceptible to the effects of a potential economic downturn.

Expense Control and Efficiency

- Despite inflationary pressures, our expenses are closely monitored and remain well-controlled.
- Noninterest expense decreased $0.2 million to $16.3 million for the 4th quarter of 2025 compared to $16.5 million for the 3rd quarter of 2025. Core noninterest expense[1] decreased $0.3 million to $15.8 million for the 4th quarter of 2025 compared to $16.1 million for the 3rd quarter of 2025.
- We are continuing to execute on our digital transformation and evaluating opportunities to optimize our physical branch and ATM footprint.

[1] *Non-GAAP financial measure; please see appendix for additional details*

Financial Overview – 4th Quarter 2025

Highlights

- Net interest margin improved four basis points to 3.20% for the 4th quarter of 2025 compared to 3.16% for the 3rd quarter of 2025.
- Book value per common share increased to $27.63 at December 31, 2025, or 2.5% (10.0% annualized), compared to $26.96 at September 30, 2025. Tangible book value per common share[1] increased to $23.42 at December 31, 2025, or 2.9% (11.6% annualized), compared to $22.76 at September 30, 2025.
- The overall cost of funds for the 4th quarter of 2025 decreased 13 basis points to 2.98% compared to 3.11% for the 3rd quarter of 2025. The cost of deposits decreased 13 basis points to 2.91% for the 4th quarter of 2025 compared to 3.04% for the 3rd quarter of 2025.
- Noninterest expense decreased $0.2 million to $16.3 million for the 4th quarter of 2025 compared to $16.5 million for the 3rd quarter of 2025. Core noninterest expense[1] decreased $0.3 million to $15.8 million for the 4th quarter of 2025 compared to $16.1 million for the 3rd quarter of 2025.
- Total loans increased $25.5 million, or 1.2% (4.8% annualized), to $2.18 billion at December 31, 2025 compared $2.15 billion at September 30, 2025.
- The business lending portfolio increased $31.8 million, or 3.1%, to $1.06 billion at December 31, 2025 compared $1.02 billion at September 30, 2025.
- Diluted earnings per common share decreased to $0.51 for the 4th quarter of 2025 compared to $0.54 for the 3rd quarter of 2025. Core diluted earnings per common share[1] increased to $0.58 for the 4th quarter of 2025 compared to $0.54 for the 3rd quarter of 2025.
- Return on average assets decreased to 0.83% for the 4th quarter of 2025 compared to 0.88% for the 3rd quarter of 2025. Core return on average assets[1] increased to 0.93% for the 4th quarter of 2025 compared 0.89% for the 3rd quarter of 2025.
- Efficiency ratio was 69.34% for the 4th quarter of 2025 compared to 68.47% for the 3rd quarter of 2025. Core efficiency ratio[1] improved to 66.13% for the 4th quarter of 2025 compared to 67.66% for the 3rd quarter of 2025.

4th Quarter Results		
Balance Sheet (in millions)		
Assets	$	2,833
Net Loans	$	2,150
Deposits	$	2,350
Common Equity	$	271
Holding Company Capital		
TCA/TA[1]		8.22%
Tier 1 Leverage Capital		10.73%
Common Equity Tier 1 Capital		11.17%
Tier 1 Capital		12.85%
Total Capital		14.66%
Profitability (dollars in thousands)		
Net Interest Margin		3.20%
ROAA		0.83%
ROACE		7.91%
Net Income	$	5,938
Net Income Available to Common Shareholders	$	5,410
Pre-Tax, Pre-Provision Income[1]	$	7,196
Per Common Share Information		
Tangible Book Value[1]	$	23.42
Earnings (Diluted)	$	0.51
Dividends	$	0.11

[1] *Non-GAAP financial measure; please see appendix for additional details*

Leadership Team



John J. D'Angelo, President and Chief Executive Officer

Mr. D'Angelo has been the President and Chief Executive Officer of the Company since our organization as a bank holding company in 2013. He has also served as the Bank's President and Chief Executive Officer since its organization in 2006. Prior to Investar Bank's organization, Mr. D'Angelo was manager of the private banking, small business banking, construction lending, brokerage and trust areas of Hibernia National Bank (the predecessor to Capital One Bank, N.A.) for more than six years in the East Baton Rouge Parish, Louisiana, market. From 1996 to 2005, Mr. D'Angelo was president and director of Aegis Lending Corporation, a company with lending operations in 46 states and the District of Columbia.



John R. Campbell, Executive VP and Chief Financial Officer

Mr. Campbell joined the Bank in January 2023 as the Chief Financial Officer. Prior to joining the Bank, he served as the Director of Accounting and Corporate Controller for Laitram LLC, a global manufacturing company. Prior to joining Laitram LLC in 2005, Mr. Campbell served in corporate treasury, accounting and financial reporting, portfolio management, and lending roles for Hibernia National Bank for over ten years. Mr. Campbell also spent four years as an auditor with Ernst & Young LLP serving both public and privately-held clients in a variety of industries, including financial services. He has a Bachelor of Science in Finance from Louisiana State University and is a licensed Certified Public Accountant.



Jeffrey W. Martin, Executive VP and Chief Risk Officer and Chief Credit Officer

Mr. Martin joined the Bank in April 2020 as the Business Banking Director. In October 2025, he assumed the role of Chief Risk Officer. In October 2021, he assumed the role of Chief Credit Officer, a position he still holds. Prior to joining the Bank, he served as a Commercial Banking Executive for Regions Bank. He has over 30 years of banking experience, including senior roles in credit risk management, special assets, business development strategy and commercial banking.



Linda M. Crochet, Executive VP and Chief Operating Officer

Ms. Crochet joined the Bank in January 2019 as the Greater Baton Rouge Loan Portfolio President. In October 2021, she assumed the role of Chief Operations Officer of the Company and the Bank. Prior to joining the Bank, Ms. Crochet served as Senior Director of Credit Process and Technology within the Credit Risk Management department of Capital One Bank from 2005 to 2018. Ms. Crochet also spent 21 years at Hibernia National Bank, which was acquired by Capital One Bank in 2005, in various roles that include credit underwriting, credit policy, lending, and investor relations.

Corporate Culture

VALUES

Integrity
Neighborly
Visionary
Empowerment
Star Service
Team Focused
Accountable
Responsive

MISSION

INVESTAR IS
a dynamic full service community bank focused on relationships that create value and opportunities for our customers, employees, shareholders and the community served

Creating Shareholder Value

Tangible Book Value Per Common Share[1]

10.3% TBV / Common Share[1]
GROWTH CAGR[2]
2022 – 2025

2025 includes the impact of ($3.65) per share of AOCL[3]



$24.00
$22.00
$20.00
$18.00
$16.00
$14.00
$12.00
TBV/Common Share[1] ($)
$17.43
$18.92
$20.31
$23.42
2022
2023
2024
2025
TBV/Common Share

[1] Non-GAAP financial measure; please see appendix for additional details
[2] Abbreviation for Compound Annual Growth Rate – for the period beginning December 31, 2022 and ending December 31, 2025
[3] Abbreviation for Accumulated Other Comprehensive Loss

INVESTAR HOLDING CORPORATION

Dividend History



$0.50
$0.45
$0.40
$0.35
$0.30
$0.25
$0.20
$0.15
$0.10
$0.05
$-
2014[1]
2015
2016
2017
2018
2019
2020
2021
2022
2023
2024
2025
28% CAGR

[1] *Annualized based on 3rd quarter 2014 dividend of $0.0068 plus 4th quarter 2014 dividend of $0.007*

Recent GAAP Earnings Performance

Net Income Available to Common Shareholders ($000)



$6,107
$6,293
$4,494
$5,651
$5,410
2024Q4
2025Q1
2025Q2
2025Q3
2025Q4

Earnings Per Common Share (Diluted)



$0.61
$0.63
$0.46
$0.54
$0.51
2024Q4
2025Q1
2025Q2
2025Q3
2025Q4

ROAA (%)



0.88
0.94
0.66
0.88
0.83
2024Q4
2025Q1
2025Q2
2025Q3
2025Q4

Net Interest Margin (%)



2.65
2.87
3.03
3.16
3.20
2024Q4
2025Q1
2025Q2
2025Q3
2025Q4

Recent Core Earnings Performance

Core Earnings Available to Common Shareholders ($000)[1]



$6,463
$6,484
$4,706
$5,737
$6,135
2024Q4
2025Q1
2025Q2
2025Q3
2025Q4

Core Earnings Per Common Share (Diluted)[1]



$0.65
$0.65
$0.47
$0.54
$0.58
2024Q4
2025Q1
2025Q2
2025Q3
2025Q4

Core ROAA (%)[1]



0.93
0.96
0.69
0.89
0.93
2024Q4
2025Q1
2025Q2
2025Q3
2025Q4

Core Efficiency Ratio (%)[1]



69.41
78.71
73.55
67.66
66.13
2024Q4
2025Q1
2025Q2
2025Q3
2025Q4

INVESTAR HOLDING CORPORATION

[1] *Non-GAAP financial measure; please see the appendix for additional details*

Returns to Shareholders

Shares Repurchased (%)[1]



5.89%
3.39%
5.02%
2.25%
0.19%
1.16%
2020
2021
2022
2023
2024
2025

- In July 2023, the Board of Directors authorized an additional 350,000 shares for repurchase under our stock repurchase program.
- Repurchased 28,470 shares at an average price of $23.94 during the 4th quarter of 2025 and 114,249 shares YTD at an average price of $19.84.
- QTD shares were purchased at a premium to tangible book value of 2% and YTD shares were purchased at a discount to tangible book value of 15% as of December 31, 2025.

Dollars Returned to Shareholders ($000)



$13,798
$2,686
$11,112
$10,015
$3,090
$6,925
$14,092
$3,552
$10,540
$6,870
$3,844
$3,026
$4,272
$3,972
$300
$6,520
$4,226
$2,294
2020
2021
2022
2023
2024
2025
Cash Paid to Repurchase Shares
Dividends Paid on Common Stock

- Since the inception of the stock repurchase program in 2015, the Company has paid $50.3 million to repurchase 2,668,604 shares at an average price of $18.84.
- The repurchase program is complemented by our ongoing quarterly shareholder dividend, which has increased at 28% per annum since our initial public offering to $0.11 per common share for the 4th quarter of 2025.

INVESTAR HOLDING CORPORATION

[1] Represents shares repurchased in period stated divided by common shares outstanding at prior period end.

Continued Execution of Acquisition Strategy

Investar Has Completed 8 Whole Bank Acquisitions and 1 Branch Transaction


2011
South LA Business Bank (LA)
2013
First Community Bank (LA)
2017
Citizens Bancshares (LA)
2017
BOJ Bancshares (LA)
2019
Mainland Bank (TX)
2019
Bank of York (AL)
2020
PlainsCapital Bank Branches (TX)
2021
Cheaha Financial Group (AL)
2026
Wichita Falls Bancshares (TX)
Total Assets: $2.8 Billion[1]

INVESTAR HOLDING CORPORATION

[1] Investar had $2.8 billion in total assets at December 31, 2025. Excludes $1.2 billion in total assets related to the Wichita Falls Bancshares, Inc. acquisition that was completed on January 1, 2026.

Investment Portfolio – 4th Quarter 2025

Available for Sale (Dollars in thousands)	Book Value	Gain (Loss)	Fair Value
U.S. Governmental Securities	$ 18,910	$ (159)	$ 18,751
State and Polital Subdivisions	17,736	(1,454)	16,282
Corporate Bonds	25,922	(1,240)	24,682
Residential Mortgage-backed Securities	282,849	(35,470)	247,379
Commercial Mortgage-backed Securities	70,585	(7,065)	63,520
Total	$ 416,002	$ (45,388)	$ 370,614

Available for Sale Portfolio Characteristics	
Weighted average modified duration	5.2 years
Current tax-equivalent yield	3.03%



Commercial Mortgage-backed Securities 17%
U.S. Governmental Securities 5%
State and Political Subdivisions 4%
Corporate Bonds 7%
Residential Mortgage-backed Securities 67%

Held to Maturity (Dollars in thousands)	Book Value	Gain (Loss)	Fair Value
State and Polital Subdivisions	$ 46,331	$ 2,515	$ 48,846
Residential Mortgage-backed Securities	1,868	(174)	1,694
Total	$ 48,199	$ 2,341	$ 50,540

Held to Maturity Portfolio Characteristics	
Weighted average modified duration	8.9 years
Current tax-equivalent yield	6.53%

Total Effective Duration: 5.5 years



Residential Mortgage-backed Securities 3%
State and Political Subdivisions 97%

Loan Portfolio – 4th Quarter 2025

- Total loans increased $25.5 million to $2.18 billion at December 31, 2025 compared $2.15 billion at September 30, 2025.

- Loan yield decreased to 5.99% for the 4th quarter of 2025 compared to 6.03% for the 3rd quarter of 2025. Exclusive of interest income accretion from the acquisition of loans and interest recoveries, adjusted loan yield[1] decreased to 5.99% for the 4th quarter of 2025 compared to 6.02% for the 3rd quarter of 2025.

- Variable-rate loans represented 38% of total loans at December 31, 2025 compared to 36% at September 30, 2025. Variable-rate loans as a percentage of loan originations and renewals was 63% for the 4th quarter of 2025.



Consumer 0.4%
Construction & Development 6.8%
Commercial & Industrial 27.4%
1-4 Family 17.3%
Nonowner-Occupied Commercial Real Estate 20.8%
Owner-Occupied Commercial Real Estate 21.1%
Multifamily 6.0%
Farmland 0.2%

	Loan Portfolio Detail - Quarterly Lookback							
(Dollars in thousands)	3/31/2024	6/30/2024	9/30/2024	12/31/2024	3/31/2025	6/30/2025	9/30/2025	12/31/2025
Construction & Development	$ 173,511	$ 177,840	$ 166,954	$ 154,553	$ 149,275	$ 141,654	$ 140,561	$ 147,980
1-4 Family	414,480	414,756	403,097	396,815	394,735	387,796	382,445	376,238
Multifamily	105,124	104,269	85,283	84,576	103,248	102,569	130,232	130,005
Farmland	7,539	7,542	7,173	6,977	6,718	4,519	3,996	4,788
Owner-Occupied Commercial Real Estate	453,414	453,456	467,467	449,259	449,963	462,182	462,830	460,126
Nonowner-Occupied Commercial Real Estate	495,844	489,984	499,274	495,289	481,905	466,009	459,711	452,142
Commercial & Industrial	518,969	507,822	515,273	526,928	510,765	531,460	560,763	595,263
Consumer	11,697	11,090	11,325	10,687	10,022	10,166	9,985	9,431
Total Loans	$ 2,180,578	$ 2,166,759	$ 2,155,846	$ 2,125,084	$ 2,106,631	$ 2,106,355	$ 2,150,523	$ 2,175,973

INVESTAR HOLDING CORPORATION

[1] *Non-GAAP financial measure; please see appendix for additional details*

CRE Portfolio Overview

Portfolio Characteristics December 31, 2025	
% of Total Portfolio	48.1%
Owner-Occupied as % of CRE Portfolio	43.9%
Nonowner-Occupied Office as a % of Total Portfolio	3.8%
Average Loan Size	$1.0M



Farmland 1%
Multifamily 12%
Owner-occupied 44%
$1.0B
Nonowner-occupied 43%

Owner-Occupied



All other owner-occupied 11%
Construction 4%
Retail trade 28%
Wholesale trade 13%
$460M
Mining, quarrying, and oil and gas extraction 7%
Accommodation and food services 7%
Real estate 9%
Other services (except public administration) 7%
Healthcare and social assistance 9%
Manufacturing 5%

Nonowner-Occupied



Warehouse 11%
Hotel/motel 7%
Retail 35%
All other nonowner-occupied 10%
$452M
Healthcare 19%
Office 18%

INVESTAR
HOLDING CORPORATION

C&I Portfolio Overview

By Collateral Type


Attorney Cases
8%
Other
5%
Unsecured
5%
Equipment
11%
Cash/Brokerage
Secured
12%
Marine
15%
Accounts
Receivable
44%
$498M

By Industry


Transportation
and Warehousing
10%
Professional,
Scientific and
Technical Services
12%
Mining, quarrying,
and oil and gas
extraction
12%
Construction
7%
Other
15%
Finance and
Insurance
44%
$498M

Portfolio Characteristics December 31, 2025	
% of Total Portfolio	22.9%
Average Loan Size	$139K

INVESTAR HOLDING CORPORATION

Note: C&I portfolio excludes public finance loans

Construction & Development Portfolio Overview


1-4 Family Development/Builder Lots 6%
1-4 Family Construction - Builder 26%
Lot/Raw Land - Consumer 3%
Multifamily 13%
Commercial Land & Construction 52%
$148M

Portfolio Characteristics December 31, 2025	
% of Total Portfolio	6.8%
Average Loan Size	$591K

Consumer Portfolio Overview



Unsecured
13%
Miscellaneous
1%
CD/Savings
Secured
49%
$9M
Auto
27%
Recreational
10%

Portfolio Characteristics December 31, 2025	
% of Total Portfolio	0.4%
Average Loan Size	$11K

Note: Since exiting the indirect auto loan origination business at the end of 2015, the Bank has experienced decreased loan sales and has ceased originations of consumer loans held for sale.

Allowance for Credit Losses



Allowance for Credit Losses / Total Loans (%)
1.11
1.16
1.38
1.26
1.21
2021
2022
2023
2024
2025

(Dollars in thousands)	For the year ended 12/31/2021	12/31/2022	12/31/2023	12/31/2024	12/31/2025
Allowance for Credit Losses					
Allowance for Credit Losses - Beginning	$ 20,363	$ 20,859	$ 24,364	$ 30,540	$ 26,721
ASC Topic 326 adoption impact[1]	-	-	5,865	-	-
Provision for credit losses on loans	22,885	2,922	(1,964)	(3,192)	(3,774)
Charge-offs	(22,636)	(633)	(742)	(1,300)	(459)
Recoveries	247	1,216	3,017	673	3,861
Allowance for Credit Losses - Ending	$ 20,859	$ 24,364	$ 30,540	$ 26,721	$ 26,349

[1] Investar adopted the Current Expected Credit Loss accounting standard on January 1, 2023. Upon adoption, Investar recorded a one-time, cumulative effect adjustment to increase the allowance for credit losses by $5.9 million and reduce retained earnings, net of tax, by $4.3 million.

Asset Quality Trends

Nonperforming Assets ($000s)



$14,043
$11,754
$13,108
$12,313
$12,635
2024Q4
2025Q1
2025Q2
2025Q3
2025Q4

NPAs / Assets (%)



0.52
0.43
0.48
0.44
0.45
2024Q4
2025Q1
2025Q2
2025Q3
2025Q4

Net Charge-offs / Avg. Loans (%)



0.04
(0.16)
0.00
0.00
0.00
2024Q4
2025Q1
2025Q2
2025Q3
2025Q4

Reserves / NPLs (%)



302.8
473.3
355.9
344.7
284.5
2024Q4
2025Q1
2025Q2
2025Q3
2025Q4

Deposit Portfolio – 4th Quarter 2025

- Total deposits decreased $22.4 million, or 0.9%, to $2.35 billion at December 31, 2025, compared to $2.37 billion at September 30, 2025.
- Investar utilizes brokered time deposits, entirely in denominations of less than $250,000, to secure fixed cost funding and reduce short-term borrowings. At December 31, 2025, the remaining weighted average duration of brokered time deposits was approximately five months with a weighted average rate of 4.03%.
- Investar utilizes brokered demand deposits when pricing is more favorable than other short-term borrowings.



Interest-bearing Demand 25.9%
Money Market 10.9%
Brokered Demand 0.0%
Savings 5.8%
Brokered Time 8.7%
Noninterest-bearing Demand 19.0%
Time 29.7%

	Deposit Composition - Quarterly Lookback								
(Dollars in thousands)	12/31/2023	3/31/2024	6/30/2024	9/30/2024	12/31/2024	3/31/2025	6/30/2025	9/30/2025	12/31/2025
Noninterest-bearing Demand	$ 448,752	$ 435,397	$ 436,571	$ 437,734	$ 432,143	$ 436,735	$ 448,459	$ 446,361	$ 445,986
Interest-bearing Demand	489,604	502,818	467,184	500,345	554,777	569,903	576,473	633,766	608,807
Money Market	179,366	171,113	177,191	196,710	191,548	240,300	220,961	237,339	255,500
Brokered Demand	-	-	-	-	47,320	-	-	-	2
Savings	137,606	132,449	128,583	128,241	134,879	136,098	134,729	137,514	136,124
Brokered Time	269,102	237,850	249,354	271,684	245,520	244,935	256,100	210,822	204,069
Time	731,297	728,201	751,319	752,694	739,757	719,386	701,463	706,876	699,761
Total Deposits	$ 2,255,727	$ 2,207,828	$ 2,210,202	$ 2,287,408	$ 2,345,944	$ 2,347,357	$ 2,338,185	$ 2,372,678	$ 2,350,249
Total Deposit Interest Rate[1]	**2.54%**	**2.67%**	**2.72%**	**2.78%**	**2.76%**	**2.56%**	**2.47%**	**2.46%**	**2.35%**

[1] *Non-GAAP financial measure; please see appendix for additional details*

Noninterest Expense



$2,321,181
$2,513,203
$2,753,807
$2,815,155
$2,722,812
$2,833,048
$57,131
$55,480
$63,062
$62,192
$60,865
$62,353
$62,630
$61,761
$63,032
$62,820
$65,741
$64,193
2020
2021
2022
2023
2024
2025
Noninterest expense (GAAP)
Core Noninterest expense[1]
Total Assets

[1] Non-GAAP financial measure; please see appendix for additional details

Financial Profile

(Dollars in thousands, except per share data)	As of December 31,					For the three months ended			
	2021	2022	2023	2024	2025	3/31/2025	6/30/2025	9/30/2025	12/31/2025
Balance Sheet									
Total Assets	$ 2,513,203	$ 2,753,807	$ 2,815,155	$ 2,722,812	$ 2,833,048	$ 2,729,902	$ 2,748,065	$ 2,800,628	$ 2,833,048
Total Loans	$ 1,872,012	$ 2,104,767	$ 2,210,619	$ 2,125,084	$ 2,175,973	$ 2,106,631	$ 2,106,355	$ 2,150,523	$ 2,175,973
Total Deposits	$ 2,120,266	$ 2,082,365	$ 2,255,727	$ 2,345,944	$ 2,350,249	$ 2,347,357	$ 2,338,185	$ 2,372,678	$ 2,350,249
Loans/Deposits	88.29%	101.08%	98.00%	90.59%	92.58%	89.74%	90.09%	90.64%	92.58%
Capital									
TCA / TA[1]	8.04%	6.37%	6.65%	7.44%	8.22%	7.82%	7.93%	8.10%	8.22%
Total Capital	12.99%	13.25%	12.99%	13.13%	14.66%	13.46%	13.59%	14.65%	14.66%
Tier 1 Capital	9.90%	10.21%	9.90%	11.25%	12.85%	11.57%	11.70%	12.82%	12.85%
Tier 1 Leverage Capital	8.12%	8.53%	8.35%	9.27%	10.73%	9.56%	9.64%	10.70%	10.73%
Profitability Measures									
Net Interest Margin	3.53%	3.67%	2.83%	2.63%	3.07%	2.87%	3.03%	3.16%	3.20%
Noninterest Income / Average Assets	0.47%	0.70%	0.24%	0.51%	0.34%	0.30%	0.38%	0.42%	0.26%
Noninterest Expense / Average Assets	2.45%	2.34%	2.27%	2.26%	2.37%	2.42%	2.44%	2.34%	2.28%
Efficiency Ratio	65.79%	56.29%	77.26%	75.08%	72.85%	79.77%	74.99%	68.47%	69.34%
ROAA	0.31%	1.37%	0.60%	0.73%	0.83%	0.94%	0.66%	0.88%	0.83%
ROACE	3.22%	15.63%	7.63%	8.60%	8.45%	10.31%	7.07%	8.60%	7.91%
Diluted Earnings Per Common Share	$ 0.76	$ 3.50	$ 1.69	$ 2.04	$ 2.13	$ 0.63	$ 0.46	$ 0.54	$ 0.51
Net Income	$ 8,000	$ 35,709	$ 16,678	$ 20,252	$ 22,904	$ 6,293	$ 4,494	$ 6,179	$ 5,938
Net Income Available to Common Shareholders	$ 8,000	$ 35,709	$ 16,678	$ 20,252	$ 21,848	$ 6,293	$ 4,494	$ 5,651	$ 5,410
Asset Quality									
NPAs / Assets	1.28%	0.44%	0.36%	0.52%	0.45%	0.43%	0.48%	0.44%	0.45%
NCOs / Average Loans	1.18%	-0.03%	-0.11%	0.03%	-0.16%	-0.16%	0.00%	0.00%	0.00%

INVESTAR HOLDING CORPORATION

[1] Non-GAAP financial measure; please see appendix for additional details

APPENDIX

Non-GAAP Reconciliation

(Dollars in thousands, except per share data)	As of December 31,					As of the three months ended			
	2021	2022	2023	2024	2025	3/31/2025	6/30/2025	9/30/2025	12/31/2025
Tangible common equity:									
Total stockholders' equity	$ 242,598	$ 215,782	$ 226,768	$ 241,296	$ 301,073	$ 251,737	$ 255,929	$ 295,295	$ 301,073
Less: preferred stock	-	-	-	-	30,353	-	-	30,353	30,353
Total common stockholders' equity	242,598	215,782	226,768	241,296	270,720	251,737	255,929	264,942	270,720
Adjustments:									
Goodwill	(40,088)	(40,088)	(40,088)	(40,088)	(40,088)	(40,088)	(40,088)	(40,088)	(40,088)
Other intangibles	(3,948)	(3,059)	(2,232)	(1,608)	(1,096)	(1,470)	(1,339)	(1,215)	(1,096)
Tangible common equity	$ 198,562	$ 172,635	$ 184,448	$ 199,600	$ 229,536	$ 210,179	$ 214,502	$ 223,639	$ 229,536
Common shares outstanding	10,343,494	9,901,847	9,748,067	9,828,413	9,798,948	9,821,446	9,839,848	9,825,883	9,798,948
Book value per common share	$ 23.45	$ 21.79	$ 23.26	$ 24.55	$ 27.63	$ 25.63	$ 26.01	$ 26.96	$ 27.63
Tangible book value per common share	$ 19.20	$ 17.43	$ 18.92	$ 20.31	$ 23.42	$ 21.40	$ 21.80	$ 22.76	$ 23.42
Tangible assets:									
Total assets	$ 2,513,203	$ 2,753,807	$ 2,815,155	$ 2,722,812	$ 2,833,048	$ 2,729,902	$ 2,748,065	$ 2,800,628	$ 2,833,048
Adjustments:									
Goodwill	(40,088)	(40,088)	(40,088)	(40,088)	(40,088)	(40,088)	(40,088)	(40,088)	(40,088)
Other intangibles	(3,948)	(3,059)	(2,232)	(1,608)	(1,096)	(1,470)	(1,339)	(1,215)	(1,096)
Tangible assets	$ 2,469,167	$ 2,710,660	$ 2,772,835	$ 2,681,116	$ 2,791,864	$ 2,688,344	$ 2,706,638	$ 2,759,325	$ 2,791,864
Total common equity to total assets ratio	9.65%	7.84%	8.06%	8.86%	9.56%	9.22%	9.31%	9.46%	9.56%
Tangible common equity to tangible assets ratio	8.04%	6.37%	6.65%	7.44%	8.22%	7.82%	7.93%	8.10%	8.22%

Non-GAAP Reconciliation (continued)

	For the three months ended						
(Dollars in thousands)	6/30/2024	9/30/2024	12/31/2024	3/31/2025	6/30/2025	9/30/2025	12/31/2025
Net Income	$ 4,057	$ 5,381	$ 6,107	$ 6,293	$ 4,494	$ 6,179	$ 5,938
Plus: Provision for Credit Losses	(415)	(945)	(701)	(3,596)	141	139	(75)
Plus: Income Tax Expense	829	784	1,161	1,421	935	1,293	1,333
Pre-Tax, Pre-Provision Net Income	**$ 4,471**	**$ 5,220**	**$ 6,567**	**$ 4,118**	**$ 5,570**	**$ 7,611**	**$ 7,196**

Non-GAAP Reconciliation (continued)

	For the three months ended								
(Dollars in thousands)	12/31/2023	3/31/2024	6/30/2024	9/30/2024	12/31/2024	3/31/2025	6/30/2025	9/30/2025	12/31/2025
Interest on Deposits	$ 14,584	$ 14,845	$ 14,865	$ 15,729	$ 16,071	$ 14,640	$ 14,456	$ 14,726	$ 14,046
Average Interest-Bearing Deposits	1,824,318	1,805,569	1,770,985	1,813,775	1,881,297	1,887,715	1,896,474	1,919,377	1,917,020
Average Noninterest-Bearing Deposit:	454,893	428,135	425,964	433,126	434,433	430,080	448,835	451,029	453,460
Average Total Deposits	2,279,211	2,233,704	2,196,949	2,246,901	2,315,730	2,317,795	2,345,309	2,370,406	2,370,480
Total Deposit Interest Rate	**2.54%**	**2.67%**	**2.72%**	**2.78%**	**2.76%**	**2.56%**	**2.47%**	**2.46%**	**2.35%**

Non-GAAP Reconciliation (continued)

	For the three months ended				
(Dollars in thousands)	12/31/2024	3/31/2025 [1]	6/30/2025	9/30/2025	12/31/2025
Net interest income	$ 17,483	$ 18,345	$ 19,644	$ 21,153	$ 21,631
Provision for credit losses [2]	(701)	(3,596)	141	139	(75)
Net interest income after provision for credit losses [2]	**18,184**	**21,941**	**19,503**	**21,014**	**21,706**
Noninterest income	5,163	2,011	2,626	2,984	1,842
Loss (gain) on call or sale of investment securities, net	371	-	-	(2)	(16)
Loss on sale or disposition of fixed assets, net	-	3	-	5	-
Loss (gain) on sale of other real estate owned, net	25	-	(29)	(94)	94
Change in the fair value of equity securities	(159)	76	(53)	(200)	(84)
Income from insurance proceeds [3]	-	-	(304)	-	-
Change in the net asset value of other investments [4]	(25)	(6)	136	11	389
Core noninterest income [5]	**5,375**	**2,084**	**2,376**	**2,704**	**2,225**
Core earnings before noninterest expense [2 5]	23,559	24,025	21,879	23,718	23,931
Total noninterest expense	16,079	16,238	16,700	16,526	16,277
Write down of other real estate owned [6]	-	-	(296)	(138)	-
Loss on early extinguishment of subordinated debt	(210)	-	-	-	-
Severance [7]	(4)	-	(26)	-	(52)
Acquisition expense [1]	-	(159)	(182)	(246)	(449)
Core noninterest expense [2]	**15,865**	**16,079**	**16,196**	**16,142**	**15,776**
Core earnings before income tax expense [2 5]	**7,694**	**7,946**	**5,683**	**7,576**	**8,155**
Core income tax expense [8]	1,231	1,462	977	1,311	1,492
Core earnings [2 5]	**$ 6,463**	**$ 6,484**	**$ 4,706**	**$ 6,265**	**$ 6,663**
Preferred stock dividends declared	-	-	-	528	528
Core earnings available to common shareholders [25]	**$ 6,463**	**$ 6,484**	**$ 4,706**	**$ 5,737**	**$ 6,135**

INVESTAR
HOLDING CORPORATION

Non-GAAP Reconciliation (continued)

(Dollars in thousands, except per share data)	For the three months ended 12/31/2024	3/31/2025 [1]	6/30/2025	9/30/2025	12/31/2025
Core basic earnings per common share [2 5]	$ 0.66	$ 0.66	$ 0.48	$ 0.58	$ 0.63
Diluted earnings per common share (GAAP)	0.61	0.63	0.46	0.54	0.51
Loss (gain) on call or sale of investment securities, net	0.03	-	-	-	-
Loss on sale or disposition of fixed assets, net	-	-	-	-	-
Loss (gain) on sale of other real estate owned, net	-	-	-	(0.01)	0.01
Change in the fair value of equity securities	(0.01)	0.01	-	(0.02)	(0.01)
Income from insurance proceeds [3]	-	-	(0.03)	-	-
Change in the net asset value of other investments [4]	-	-	0.01	-	0.03
Write down of other real estate owned [6]	-	-	0.02	0.01	-
Loss on early extinguishment of subordinated debt	0.02	-	-	-	-
Severance [7]	-	-	-	-	0.01
Acquisition expense [1]	-	0.01	0.01	0.02	0.03
Core diluted earnings per common share [2 5]	**$ 0.65**	**$ 0.65**	**$ 0.47**	**$ 0.54**	**$ 0.58**
Efficiency ratio	71.00%	79.77%	74.99%	68.47%	69.34%
Core efficiency ratio [2 5]	69.41%	78.71%	73.55%	67.66%	66.13%
Core return on average assets [2 5 9]	0.93%	0.96%	0.69%	0.89%	0.93%
Total average assets	$ 2,763,734	$ 2,725,800	$ 2,740,388	$ 2,797,338	$ 2,836,916

[1] All core results and core metrics for the quarter ended March 31, 2025 exclude $0.2 million of acquisition expense incurred during that quarter related to the Wichita Falls transaction. Those expenses were included in other operating expenses in the first quarter 2025 disclosures.

[2] Provision for credit losses, net interest income after provision for credit losses, core earnings before noninterest expense, core noninterest expense, core earnings before income tax expense, core earnings and core earnings available to common shareholders include a $3.3 million recovery of loans previously charged off due to a property insurance settlement related to a loan relationship that became impaired in the third quarter of 2021 as a result of Hurricane Ida and $0.2 million in related noninterest expense recorded during the quarter ended March 31, 2025. Excluding the $3.1 million favorable impact on pre-tax net income, core basic earnings per share, core diluted earnings per share, core efficiency ratio, and core return on average assets are $0.40, $0.40, 77.75%, and 0.59%, respectively, for the quarter ended March 31, 2025.

[3] Adjustment to noninterest income for insurance proceeds received for damages to a property recorded in other real estate owned, which is included in other operating income the accompany consolidated statements of income.

[4] Change in net asset value of other investments represents unrealized gains or losses on Investar's investments in Small Business Investment Companies and other investment funds included in other operating income in the accompanying consolidated statements of income.

[5] Core noninterest income, core earnings before noninterest expense, core earnings before income tax expense, core earnings and core earnings available to common shareholders include $3.1 million in nontaxable noninterest income from BOLI death benefit proceeds recorded during the quarter ended December 31, 2024. Excluding this income, core basic earnings per share, core diluted earnings per share, core efficiency ratio, and core return on average assets are $0.39, $0.39, 80.35%, and 0.55%, respectively, for the quarter ended December 31, 2024.

[6] Reflects an adjustment to noninterest expense for provision for estimated losses on other real estate owned when fair value is determined to be less than carrying values, which is included in other operating expenses in the accompanying consolidated statements of income.

[7] Severance is included in salaries and employee benefits in the accompanying consolidated statements of income.

[8] Core income tax expense is calculated using the effective tax rates of 18.3%, 17.3%, 17.2%, 18.4% and 16.0%, for the quarters ended December 31, 2025, September 30, 2025, June 30, 2025, March 31, 2025 and December 31, 2024, respectively.

[9] Core earnings used in calculation. No adjustments were made to average assets.

Non-GAAP Reconciliation (continued)

(Dollars in thousands)	2020	2021	2022	2023	2024	2025
Total noninterest expense	$ 57,131	$ 63,062	$ 60,865	$ 62,630	$ 63,032	$ 65,741
Severance	(289)	(181)	(632)	(123)	(4)	(78)
Loan purchase expense	-	-	-	(95)	-	-
Acquisition expense	(1,062)	(2,448)	-	-	-	(1,036)
Employee retention credit, net of consulting fees	-	1,759	2,342	-	-	-
(Loss) gain on early extinguishment of subordinated debt	-	-	(222)	-	292	-
Divestiture expense	-	-	-	(651)	-	-
PPP incentive	(200)	-	-	-	-	-
Community grant	(100)	-	-	-	-	-
Write down of other real estate owned	-	-	-	-	(233)	(434)
Loan settlement expense	-	-	-	-	(267)	-
Core noninterest expense	**$ 55,480**	**$ 62,192**	**$ 62,353**	**$ 61,761**	**$ 62,820**	**$ 64,193**

Non-GAAP Reconciliation (continued)

	For the three months ended					
	December 31, 2025			September 30, 2025		
(Dollars in thousands)	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate
Interest-earning assets:						
Loans	$ 2,150,980	$ 32,477	5.99%	$ 2,141,280	$ 32,563	6.03%
Adjustments:						
Interest recoveries		1			64	
Accretion		6			6	
Adjusted loans	2,150,980	32,470	5.99	2,141,280	32,493	6.02
Securities:						
Taxable	412,959	3,204	3.08	406,153	3,096	3.02
Tax-exempt	54,667	718	5.21	51,442	689	5.31
Interest-bearing balances with banks	65,052	729	4.44	60,431	747	4.90
Adjusted interest-earning assets	2,683,658	37,121	5.49	2,659,306	37,025	5.52
Total interest-bearing liabilities	2,060,430	15,497	2.98	2,033,350	15,942	3.11
Net interest income/net interest margin		$ 21,631	3.20%		$ 21,153	3.16%
Adjusted net interest income/adjusted net interest margin		$ 21,624	3.20%		$ 21,083	3.15%